                AUSTIN'S CONSOLIDATED BALANCE SHEET / PROFORMA

                                                                      PRO-FORMA
                                          FISCAL YEAR    PROFORMA      FISCAL
                                            ENDED       ADJUSTMENT   YEAR ENDED
                                           3/31/96        (MEMO)        3/31/96
********************************************************************************
                                          (UNAUDITED)                 (UNAUDITED)
   ASSETS
CURRENT ASSETS:
   CASH AND EQUIVALENTS                   $   421,590    $  500,000    $    921,590
   MARKETABLE SECURITIES                  $       908                  $        908
   ACCOUNTS RECEIVABLE                    $    75,939                  $     75,939
   INVENTORIES                            $   137,789                  $    137,789
   OTHER CURRENT ASSETS                   $   196,413                  $    196,413
                                         ------------    ----------     -----------
   TOTAL CURRENT ASSETS                   $   832,639    $  500,000    $  1,332,639

PROPERTY AND EQUIP
   LEASEHOLD IMPROVEMENTS & BUILDING      $ 2,867,874                  $  2,867,874
   RESTAURANT EQUIP                       $ 1,047,447                  $  1,047,447
   OTHER EQUIPMENT                        $   112,162                  $    112,162
                                         ------------    ----------     -----------
                                          $ 4,027,483                  $  4,027,483
   LESS ACCUM DEPR & AMORT                $(1,111,175)                  ($1,111,175)
                                         ------------    ----------     -----------
   TOTAL PROPERTY & EQUIP AFTER DEPR      $ 2,916,308                  $  2,916,308

SECURITY DEPOSITS                         $    33,465                  $     33,465
PRE-OPENING EXPENSES, NET OF AMORTIZ      $     2,073                  $      2,073
                                         ------------    ----------     -----------
   TOTAL ASSETS                           $ 3,784,485    $  500,000    $  4,284,485

   LIABILITIES AND EQUITY
CURRENT LIABILITIES:
   ACCOUNTS PAYABLE                       $   356,745                  $    356,745
   NOTES PAYABLE                          $         0                  $          0
   ACCRUED EXPENSES                       $   169,880                  $    169,880
   INTEREST PAYABLE                       $    37,941                  $     37,941
                                         ------------    ----------     -----------
   TOTAL CURRENT LIABILITIES              $   564,566                  $    564,566

OTHER NON-CURRENT LIABILITIES             $   148,240                  $    148,240
NOTES PAYABLE (NON-CURRENT)               $ 2,013,000   $(1,145,000)   $    868,000
                                         ------------   -----------     -----------
   TOTAL LIABILITIES                      $ 2,725,806   $(1,145,000)   $  1,580,806

SHAREHOLDERS' EQUITY:
   COMMON STOCK, $.01 PAR, 50,000,000     $    67,136    $   32,900    $    100,036
   ADDITIONAL PAID-IN CAPITAL             $ 6,859,452    $1,612,100    $  8,471,552
   ACCUMULATED DEFICIT                    $(5,867,909)                  ($5,867,909)
                                         ------------    ----------    ------------
   TOTAL SHAREHOLDERS' EQUITY             $ 1,058,679    $1,645,000      $2,703,679
                                         ------------    ----------     -----------
   TOTAL LIABILITIES AND EQUITY           $ 3,784,485    $  500,000    $  4,284,485
